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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
WESTAFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 19, 2004

TO THE STOCKHOLDERS OF WESTAFF, INC.:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Westaff, Inc. (the "Company"), a Delaware corporation, will be held on May 19, 2004, at 10:00 a.m., local time, at the Company's administrative offices located at 220 N. Wiget Lane, Walnut Creek, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect one Class II director to serve for a three-year term and until his successor is elected; and

  2.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only stockholders of record at the close of business on March 19, 2004, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. All stockholders are cordially invited to attend the meeting in person.

        This Notice is being mailed on or about March 22, 2004, to all stockholders entitled to vote at the Annual Meeting.

        Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience or follow the instructions for Internet or telephone voting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors,
/s/ W. ROBERT STOVER W. Robert Stover Chairman of the Board of Directors

Walnut Creek, California
March 1, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING ON PAGE 4 OF THE ACCOMPANYING PROXY STATEMENT.

PROXY STATEMENT

TABLE OF CONTENTS

WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2004

        The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Westaff, Inc. (the "Company"), for use at the Annual Meeting. The Annual Meeting will be held on May 19, 2004, at 10:00 a.m., local time, at the Company's administrative offices located at 220 N. Wiget Lane, Walnut Creek, California.

        These proxy solicitation materials will be mailed on or about March 22, 2004, to all stockholders entitled to vote at the Annual Meeting.

Voting Procedures

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 1, 2004, 16,033,229 shares of the Company's common stock, $0.01 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding.

        The presence at the Annual Meeting of a majority of, or approximately 8,016,616 shares of Common Stock, either in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on March 19, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. Directors are elected by a plurality of the votes cast. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes therefore will have no effect on the outcome of Proposal One. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting By Mail

        If you are unable to attend the Annual Meeting, you may vote by proxy. The enclosed Proxy is solicited by the Board of Directors, and, when returned properly completed, will be voted as you direct on the Proxy. Please complete, date and sign the Proxy and mail it as soon as possible in the envelope provided. Voting also may be accomplished electronically or by telephone, as described below. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted (i) FOR the election of management's nominee for director and (ii) as the Board of Directors may recommend for any other matter or matters which may properly come before the meeting. The Board of Directors does not know of any matter that is not referred to herein to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy will have discretion to vote on such matters in accordance with their best judgment.

Voting Electronically or By Telephone

        Instead of submitting your vote by mail on the enclosed Proxy, you can vote electronically by submitting your proxy through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank.

        The Internet and telephone voting procedures are designed to authenticate your identity as a Westaff, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders voting by means of the Internet through American Stock Transfer & Trust Company, our transfer agent, should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that may be borne by each individual stockholder.

        Stockholders with shares registered directly in their name in our stock records maintained by American Stock Transfer & Trust Company may vote their shares as follows:

  •
  By submitting their proxy through the Internet at the following address on the World Wide Web: www.voteproxy.com. Please access the web page and follow the on-screen instructions. Have your control number available when you access the web page.

  •
  By making a toll-free telephone call from the United States and Canada to American Stock Transfer & Trust Company at 1-800-PROXIES and following the instructions. Have your control number and the Proxy available when you call.

  •
  By mailing their signed Proxy. Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted through the Internet or by telephone through American Stock Transfer & Trust Company as described above must be received by 1:00 p.m. Eastern Daylight Savings Time (E.D.T.) on May 19, 2004.

        A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with the instructions set forth on the voting form. If you have any questions regarding the proposals or how to execute your vote, please contact American Stock Transfer & Trust Company at (718) 921-8210.

Revocability of Proxies

        You may revoke or change your Proxy at any time before it is voted at the Annual Meeting by filing, with the Secretary of the Company at our principal executive offices, a notice of revocation or another signed Proxy with a later date. You also may revoke your Proxy by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. To revoke a proxy previously submitted electronically through the Internet or by telephone, you simply may vote again at a later date, but before 1:00 p.m. E.D.T. on May 19, 2004, by using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

Solicitation

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

MATTERS TO BE CONSIDERED AT THE 2004 ANNUAL MEETING

PROPOSAL ONE—ELECTION OF CLASS II DIRECTOR

General

        Our Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a three-year term. The Board of Directors has selected one nominee, who is currently serving as Class II director of the Company. The nominee for director is Dwight S. Pedersen. The nominee has agreed to serve if elected, and management has no reason to believe that he will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any replacement nominee who may be designated by the present Board of Directors to fill the vacancy. Proxy holders may not vote the Proxies for more than one person so nominated by the Board of Directors.

        Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominee named below. In the event that additional persons are nominated, other than by the Board of Directors, for election as directors, the proxy holders intend to vote all Proxies received by them for the nominee listed below or any replacement Board of Directors' nominee as described above. The candidate receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected as a Class II director of the Company, to serve his or her three-year term and until his or her successor has been elected and qualified.

Business Experience of Directors

Director to be Elected at the Annual Meeting

        Dwight S. Pedersen, age 59, Class II director, was appointed as our President and Chief Executive Officer effective January 14, 2002. He has been a director of the Company since May 1, 2001. He served on the Audit Committee of the Board of Directors from and after that date until he resigned from that Committee upon becoming an employee of the Company. Prior to joining us, he was an Executive Vice President of Pinkertons, Inc., where he had been employed since January 1, 2000, following the acquisition of American Protective Services, Inc. He was employed by American Protective Services, Inc. for twenty-six years, having started as its first Controller in 1974. After a series of promotions, including service as Vice President-Finance, Senior Vice President and Executive Vice President of that company, he was named President and a director in 1988 and he became its Chief Executive Officer in 1992. His previous work history includes approximately four years with Wolf & Co., an accounting firm. He is a certified public accountant on inactive status.

Directors Whose Terms Extend Beyond the Annual Meeting

        W. Robert Stover, age 82, Class III director, founded the Company in 1948 and has been continuously involved in the management of the Company since that time. Since our incorporation in 1954, Mr. Stover has held the position of Chairman of the Board of Directors. From 1954 to 1985, Mr. Stover served as President, and from 1985 to the end of calendar year 1998, as Chief Executive Officer. He stepped down as Chief Executive Officer effective January 1, 1999, and continued to serve as Chairman of the Board of Directors until May 3, 2000, when he also assumed the position of interim President and Chief Executive Officer following the termination of a management-led buyout transaction. Mr. Stover's interim service as President and Chief Executive Officer ended upon the hiring of a successor in that office effective May 1, 2001. He continues to serve as Chairman of the Board of Directors.

        Ronald D. Stevens, age 60, Class I director, was appointed as a director of the Company effective February 24, 2002. He began his business career in 1967 with Arthur Andersen & Co. and became an audit partner in that organization in 1977. He left Arthur Andersen & Co. at the end of 1990 and joined in opening Productivity Consulting Group, Inc. In May 2002, he retired from Robertson-Ceco Corporation where he had been its Executive Vice President and Chief Financial Officer since October 1996.

        Janet M. Brady, age 50, Class III director, was appointed as a director of the Company effective September 19, 2002. She was employed by The Clorox Company for almost twenty-seven years having started as Brand Assistant in 1976. After a series of promotions, including as Vice President-Corporate Marketing Services of that company, she was named Vice President-Human Resources in 1993 where she served until her retirement in January 2003. She was a former director of American Protective Services, Inc., a privately held guard service company. She is a director on the Advisory Board of I.P.S.A., a privately held investigative and protective services company.

        Jack D. Samuelson, age 79, Class I director, has been a director of the Company since March 1995. Mr. Samuelson co-founded Samuelson Brothers in 1957 to engage in general construction and commercial real estate development. Mr. Samuelson has been its President and Chairman of the Board of Directors from incorporation to the present. Samuelson Brothers sold its construction business in 1979 and since then has continued to develop industrial and commercial real estate. It is now known as Samuelson Partners. Mr. Samuelson is also a director of Nationwide Health Properties, Inc., a New York Stock Exchange-listed real estate investment trust focused on healthcare-related properties. Mr. Samuelson has resigned as a director of the Company effective at the Annual Meeting.

        The Bylaws of the Company were amended, effective March 1, 2004, to reduce the size of the Board from six to five members. Effective on that date, Walter W. Macauley resigned as a Class II director so that the Board currently has five members. As described above, Mr. Samuelson has resigned as a Class I director of the Company effective at the Annual Meeting. Accordingly, after the Annual Meeting there will be a vacancy in Class I. For discussion of the process by which the Company intends to consider the filling of this vacancy, see "Board Meetings and Committees" below.

        At the 2003 Annual Meeting, Jack D. Samuelson and Ronald D. Stevens were elected to serve their three-year terms in Class I. As discussed above, Mr. Samuelson's resignation will result in a vacancy in Class I. At the 2002 Annual Meeting, Mr. Stover was elected to serve his three-year term in Class III. Effective May 1, 2001, prior to the 2001 Annual Meeting of Stockholders, Tom D. Seip was appointed to serve in Class III to fill the remainder of his predecessor's term. Mr. Seip resigned January 14, 2002. Janet M. Brady was appointed as of September 19, 2002, to serve in Class III until the 2005 Annual Meeting of Stockholders. At the 2001 Annual Meeting of Stockholders, Joan C. Stover and Dwight S. Pedersen were elected to serve three-year terms in Class II. Mrs. Stover resigned effective July 10, 2001 and Walter W. Macauley was appointed as of February 24, 2002, to serve in Class II. As discussed above, the Bylaws of the Company have been amended to reduce the size of the Board to five and to eliminate the Class II vacancy resulting from Mr. Macauley's resignation. There are no family relationships among our executive officers or directors.

The Board of Directors Recommends that the Stockholders Vote FOR the
Election of Mr. Pedersen as Class II Director of the Company.

OTHER MATTERS TO COME BEFORE THE 2004 ANNUAL MEETING

        We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors has determined that the Company is a "controlled company" as defined in Rule 4350(c)(5) of the listing standards of the National Association of Securities Dealers, Inc. stock market ("NASDAQ"), based on Mr. W. Robert Stover's beneficial ownership of approximately 58% of the Company's outstanding Common Stock. Accordingly, the Company is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding determination of compensation of executive officers and the nomination of directors by independent directors.

        During fiscal 2003, the Board of Directors held four regularly scheduled quarterly meetings, one of which was held on the same day as the Annual Meeting. The Board acted by unanimous written consent on three occasions. The active committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Strategic Planning Committee. Each of the directors attended (i) all meetings of the Board of Directors and (ii) all meetings held by committees on which they served during fiscal 2003.

        At its meeting held February 17, 2004, the Board of Directors adopted a revised Audit Committee Charter, a copy of which is attached to this year's Proxy Statement as Appendix A. The revised Audit Committee Charter complies with Rule 4350(d)(1) of the NASDAQ listing standards, and grants the Audit Committee the responsibility and authority required by Rule 4350(d)(3) of the NASDAQ listing standards. The Audit Committee's duties include reviewing internal financial information, reviewing our internal controls, reviewing our internal audit plans and programs, reviewing with our independent accountants the results of all audits upon their completion, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by us. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee will approve all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

        The current members of the Audit Committee are Messrs. Stevens and Samuelson, and Ms. Brady (who was appointed to replace Walter M. Macauley effective March 1, 2004). Mr. Stevens is its current Chairman. The Audit Committee is required to have at least three members, all of whom must be "independent directors" as defined in the NASDAQ listing standards. Following Mr. Samuelson's resignation from the Board of Directors and the Audit Committee at the Annual Meeting, the Board of Directors intends to fill the vacancy as promptly as feasible with an independent director that will qualify for Audit Committee membership. The Board of Directors has determined that it has an "audit committee financial expert," as defined in Item 401(h)(2) of Regulation S-K serving on the Audit Committee, Ronald D. Stevens, and that Mr. Stevens and each of the other Audit Committee members is an "independent director" as defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Audit Committee held three meetings during fiscal 2003.

        The Compensation Committee currently consists of three directors, Janet M. Brady, Ronald D. Stevens and W. Robert Stover. Ms. Brady is its current Chairman. There is a vacancy on this committee due to the resignation of Walter W. Macauley, effective as of March 1, 2004. The Primary Committee of the Compensation Committee consists of Ms. Brady and Mr. Stevens. The Secondary Committee of the

Compensation Committee consists of the members of the Primary Committee and Mr. Stover. The Compensation Committee has the exclusive authority to administer the Company's 1996 Stock Option/Stock Issuance Plan, the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan. The Primary Committee of the Compensation Committee administers the Discretionary Option Grant, the Automatic Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. The Secondary Committee of the Compensation Committee administers the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders. In addition, the Compensation Committee is responsible for providing recommendations to the Board of Directors concerning compensation levels for our senior executive officers and working with senior executive officers on benefit and compensation programs for employees, including matters related to participation in profit sharing, bonus plans and stock option plans and preparing reports to the extent necessary to comply with applicable disclosure requirements established by the Securities and Exchange Commission or other regulatory bodies. The Compensation Committee held one meeting during fiscal 2003.

        The Strategic Planning Committee currently consists of three directors, Dwight S. Pedersen, Jack D. Samuelson and W. Robert Stover. Mr. Pedersen is its current Chairman. There is a vacancy on this committee due to the resignation of Walter W. Macauley, effective as of March 1, 2004. As of the Annual Meeting, there will another vacancy due to the resignation of Mr. Samuelson. The Committee is responsible for evaluating our business plans and future business including, but not limited to, the evaluation of potential acquisitions and new business opportunities. The Strategic Planning Committee did not meet in fiscal 2003.

        The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it was appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and the entire Board of Directors (which includes members that do not meet the NASDAQ definition of "independent director") functions in the same capacity as a nominating committee. The Board of Directors does not have a formal policy with regard to the consideration of director candidates recommended by stockholders. Because of the size of the Board of Directors, the Board of Directors will need to retain members and fill vacancies after discussion among current members and the Company's management. Accordingly, the Board of Directors has determined that it is appropriate not to have such a policy at this time.

        The Board of Directors will consider director candidates that are recommended by stockholders. Any stockholder that wishes to recommend a director candidate for Board consideration should submit complete information of the identity and qualifications of the director candidate pursuant to the procedures set forth under "Stockholder Communications with the Board of Directors." The Board of Directors does not have any specific qualifications that have to be met by director candidates, and does not have a formal process for identifying and evaluating director candidates.

Directors' Compensation

        Non-employee members of the Board of Directors each received an annual fee of $15,000 for service on the Board of Directors in fiscal 2003. They received an additional fee of $1,000 for each meeting attended in person. In the event a Board meeting and a committee meeting was held on the same day, the total meeting fee was not more than $1,000 per day. They also received a fee of $500 for each telephonic meeting attended, if called by the Chairman of the Board of Directors or an employee member of the Board of Directors. Non-employee members of the Board of Directors also were reimbursed for their reasonable expenses incurred in connection with attending Board of Directors meetings. We anticipate no increase in our directors' compensation during fiscal 2004. No additional compensation was paid to any of the directors during fiscal 2003 for their committee service.

        In addition, non-employee Board of Directors members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under our 1996 Stock Option/Stock Issuance Plan (the "Stock Option Plan"). Under the Automatic Option Grant Program, each individual who subsequently joins the Board of Directors as a non-employee director will receive at that time an option grant, provided such individual has not previously been in our employ. In addition, at each annual stockholders' meeting each individual who continues to serve as a non-employee Board of Directors member presently is entitled to an option grant for 3,000 shares with an exercise price equal to the fair market value of the option shares on the grant date, provided such individual has served as a Board of Directors member for at least six months.

        Each automatic option grant will have a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee's cessation of Board of Directors service. The option will become exercisable for all the option shares upon the optionee's completion of one year of Board of Directors service measured from the grant date. However, the option will become immediately exercisable for all the option shares should the optionee cease Board of Directors service by reason of death or disability or should the Company be acquired by merger or asset sale during the period of the optionee's service on the Board of Directors.

        Pursuant to the terms of the Automatic Option Grant Program, Messrs. Samuelson and Stevens, and Ms. Brady each received an option grant to purchase 3,000 shares of Common Stock during fiscal 2003.

OWNERSHIP OF SECURITIES

        The following table sets forth certain information regarding the beneficial ownership of our Common Stock for (i) all persons who are known to us to be beneficial owners of five percent or more of the outstanding shares of our Common Stock, (ii) each of our current directors and nominees, (iii) our current Chief Executive Officer and the five other executive officers named in the Summary Compensation Table below, and (iv) all of our current executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. The share information set forth in the table below is as of January 31, 2004.

Name	Number of Shares(#)(1)	Percent(%)(2)
Ironwood Capital Management LLC(3) 21 Custom House Street Suite 240 Boston, MA 02019	1,322,475	8.25%
W. Robert Stover(4)	9,363,975	58.40%
Jack D. Samuelson(5)	41,250	*
Ronald D. Stevens(6)	3,000	*
Janet M. Brady (7)	3,000	*
Dwight S. Pedersen(8)	276,244	1.72%
Dirk A. Sodestrom(9)	83,639	*
David P. Wilson(10)	15,921	*
Christa C. Leonard(11)	14,062	*
Joseph R. Coute(12)	19,919	*
John P. Sanders (13)	13,645	*
All current executive officers and directors as a group (11 persons)(14)	9,824,135	61.27%

*
Less than one percent

(1)
To the Company's knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock indicated opposite such person's name.

(2)
Based on 16,033,229 shares of Common Stock outstanding at January 31, 2004. Shares of Common Stock subject to options, warrants and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of January 31, 2004, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

(3)
Based on Schedule 13-G, dated December 31, 2003.

(4)
Includes 4,384,249 shares of Common Stock held by W. Robert Stover and Joan C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. Stover and Mrs. Stover. Includes 2,141,619 shares of Common Stock contributed to the Stover 1999 Charitable Remainder Unitrust dated 4/21/99 of which Mr. Stover is Co-Trustee. Includes 2,838,107 shares of Common Stock owned by the Stover Foundation, a California nonprofit religious corporation (the "Foundation") as to which Mr. and Mrs. Stover have shared voting and dispositive power with the Foundation's board members for 2,000,000 shares. The Foundation's board, with the exception of Mr. Stover, has shared voting and dispositive power for the 838,107 shares.

(5)
Includes unexercised options to purchase 20,250 shares of Common Stock beneficially owned by Mr. Samuelson under the 1996 Stock Option/Stock Issuance Plan.

(6)
Includes unexercised options to purchase 3,000 shares of Common Stock beneficially owned by Mr. Stevens under the 1996 Stock Option/Stock Issuance Plan.

(7)
Includes unexercised options to purchase 3,000 shares of Common Stock beneficially owned by Ms. Brady under the 1996 Stock Option/Stock Issuance Plan.

(8)
Includes unexercised options to purchase 253,000 shares of Common Stock beneficially owned by Mr. Pedersen under the 1996 Stock Option/Stock Issuance Plan.

(9)
Includes unexercised options to purchase 63,978 shares of Common Stock beneficially owned by Mr. Sodestrom under the 1996 Stock Option/Stock Issuance Plan.

(10)
Includes unexercised options to purchase 12,458 shares of Common Stock beneficially owned by Mr. Wilson under the 1996 Stock Option/Stock Issuance Plan.

(11)
Includes unexercised options to purchase 14,062 shares of Common Stock beneficially owned by Ms. Leonard under the 1996 Stock Option/Stock Issuance Plan.

(12)
Includes unexercised options to purchase 12,250 shares of Common Stock beneficially owned by Mr. Coute under the 1996 Stock Option/Stock Issuance Plan.

(13)
Includes unexercised options to purchase 13,645 shares of Common Stock beneficially owned by Mr. Sanders under the 1996 Stock Option/Stock Issuance Plan.

(14)
Includes unexercised options to purchase 385,123 shares of Common Stock under the 1996 Stock Option/Stock Issuance Plan. Does not include Mr. Sanders, who is not currently an executive officer.

WESTAFF, INC.
COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS

EXECUTIVE COMPENSATION REPORT

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        The Compensation Committee currently consists of three directors, Janet M. Brady, Ronald D. Stevens and W. Robert Stover. Ms. Brady is its current Chairman. There is a vacancy on this committee due to the resignation of Walter W. Macauley, effective as of March 1, 2004. It is the duty of the Compensation Committee to review and establish the compensation of executive officers of the Company, including base salary, participation in profit sharing, bonus and other cash incentive plans, subject to ratification by the Board of Directors. During fiscal 2003, the Compensation Committee also had the exclusive authority to administer the Company's 1996 Stock Option/Stock Issuance Plan (the "Plan") under which grants may be made to such officers. With respect to administration of the Plan, the Compensation Committee has a Primary Committee and a Secondary Committee.

        The Primary Committee consists of two or more non-employee members of the Board of Directors who have sole and exclusive authority to administer the Discretionary Option Grant, the Automatic Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Section 16 Insiders are officers or directors of the Company subject to the short-swing profit recapture provisions of Section 16 of the Exchange Act. The Primary Committee is constituted in such a manner as to satisfy all applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. In fiscal 2003, the Primary Committee members were Janet M. Brady, Walter W. Macauley and Ronald D. Stevens.

        The Secondary Committee consists of two or more members of the Board of Directors who administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders. In fiscal 2003, the Secondary Committee members were Janet M. Brady, Walter W. Macauley, Ronald D. Stevens and W. Robert Stover.

        Members of the Primary Committee or any Secondary Committee serve for such period of time as the Board of Directors may determine and may be removed by the Board of Directors at any time. The Board of Directors may also at any time terminate the functions of the Primary Committee and any Secondary Committee and reassume all powers and authority previously delegated to such committee.

General Compensation Policy

        The fundamental policy of the Compensation Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance and their contribution to the financial success of the Company. Generally, each executive officer's compensation package comprises three elements: (i) base salary which is designed primarily to be competitive with base salary levels in effect both at companies within the temporary staffing industry that are of comparable size to the Company and at companies outside of such industry with which the Company competes for executive talent; (ii) annual bonuses payable in cash and tied to the Company's attainment of financial milestones based on criteria established by the Compensation Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an employee's level of responsibility and accountability within the Company increases over time, a greater portion of his or her total compensation is intended to be dependent upon the Company's performance and stock price appreciation rather than upon base salary.

        Factors.    The principal factor considered by the Compensation Committee in establishing the components of each executive officer's compensation package for fiscal 2003 is external salary data of temporary staffing service companies within the same geographical area and with small to medium market capitalization.

        Base Salary.    The base salary for each executive officer is determined on the basis of internal comparability and the base salary levels in effect for comparable positions at the Company's principal competitors, both within and outside the temporary staffing industry. The base salary level for executive officers is generally at a level determined for such individuals on the basis of the external salary data of temporary staffing service companies within the same geographic area and with small to medium market capitalization. This group of companies is less inclusive than the temporary staffing index in the performance graph included in this Proxy Statement for purposes of comparing the stock price performance of the Company's Common Stock. However, the Company believes this smaller group of companies gives a more accurate indication of the market for executive services in which the Company competes. Salaries are reviewed on an annual basis, and discretionary adjustments to each executive officer's base salary are based upon individual performance and salary increases paid by the Company's competitors. The Compensation Committee sets the base salaries of the Chairman of the Board of Directors and the President and Chief Executive Officer, and the committee reviews the salaries of the other corporate officers who are members of the senior management team. During fiscal 2003, all of the Company's executive officers agreed to salary reductions to reflect the Company's financial condition and performance.

        Annual Incentive Compensation.    There was a discretionary executive bonus plan for fiscal 2003 designed to provide financial rewards to the participants based on company performance for fiscal 2003. No bonuses were awarded under the plan since the Company did not meet its financial goals.

        Long-Term Incentive Compensation.    Option grants are intended to align the interests of each executive officer with those of the Company's stockholders and to provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee has the discretion to set the option exercise price and the vesting schedule for option grants. The Compensation Committee determines the amount of the option grant according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual's level of responsibility and opportunity to influence the Company's financial results, comparable awards made to individuals in similar positions within the industry, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals and is at the Compensation Committee's discretion.

        Each option grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (typically the closing market price on the date of grant) over a specified period of time (up to ten years). The options generally vest in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. The options generally become exercisable with respect to 25% of the option shares upon the optionee's completion of one year of service measured from the vesting commencement date and the balance in 36 successive monthly installments upon the optionee's completion of each month of service over the 36-month period measured from the first anniversary of the vesting commencement date. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company for one or more years during which the option vests, and then only if the market price of the underlying shares appreciates over the option term.

        Tax Limitation.    As a result of federal tax legislation enacted in 1993, a publicly-held company such as Westaff, Inc. will not be allowed a federal income tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation exceeds $1,000,000 per officer unless it qualifies for an exemption. The compensation paid to the Company's executive officers for fiscal 2003 did not exceed the $1,000,000 limit per officer, nor is the compensation to be paid to the Company's executive officers for fiscal 2003 expected to reach that level. Nevertheless, if the compensation payable to any of the Company executive officers were to reach the $1,000,000 limitation in fiscal 2004 or future fiscal years, the Company will continue to enjoy an exemption because the Plan was amended and restated with shareholder approval as of the 2000 Annual Meeting of Stockholders held on June 20, 2000, with respect to option grants, stock appreciation rights or direct stock issuances that are intended to qualify as performance-based compensation to any covered employee under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended. Unless otherwise required by law, the Compensation Committee therefore will not be required to limit or restructure the elements of compensation payable to the Company's executive officers in the foreseeable future.

Compensation of the Chief Executive Officer

        Mr. Pedersen's employment agreement established his initial annual base salary of $400,000 as President and Chief Executive Officer commencing on January 14, 2002, based in part on external salary data of temporary staffing service companies within the same geographical area and with small to medium capitalization. He was granted an aggregate of 550,000 option shares as part of his original compensation package, including 250,000 option shares that vested as of his hire date. On the recommendation of Mr. Pedersen, the Compensation Committee approved a reduction in his base annual salary to $320,000, pursuant to an amendment to his employment agreement, effective June 30, 2003. In exchange for the salary reduction, he was granted eligibility in a transition compensation plan whereby he will receive the equivalent of twelve months of his then current base salary in the event his employment is terminated, due to, or in anticipation of, a change in control. In the event his employment is terminated without cause, he will receive termination pay equal to six months of his then current base salary. If he receives the transition compensation in the event of a change in control, he will not be entitled to receive the termination pay or any other severance pay or pay in lieu of notice. These changes replace the previous provisions of his employment contract which provided for six months notice in the event of termination of his employment due to a change in control and two weeks' advance written notice or pay in lieu of notice. The Compensation Committee reviews Mr. Pedersen's base salary at least once each year to make appropriate adjustments as they determine in their discretion. He did not receive any bonus or incentive pay under the discretionary executive bonus plan for fiscal 2003 because the Company did not meet its financial goals.

COMPENSATION COMMITTEE
February 29, 2004	Janet M. Brady, Chairman of Compensation Committee
Ronald D. Stevens, Member of Compensation Committee
Walter W. Macauley, Member of Compensation Committee through February 29, 2004
W. Robert Stover, Member of Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation earned by: (i) the Company's Chief Executive Officer (ii) the four other highest-paid executive officers of the Company who were serving at the end of fiscal 2003 and (iii) one additional executive who would have been included in the top four who was not serving as an executive officer at fiscal year end. The individuals included in the table collectively will be referred to as the "Named Officers."

					Long-Term Compensation
		Annual Compensation
Name and Principal Position					Securities Underlying Options(#)(1)	All Other Compensation ($)(6)(7)(8)
	Year	Salary($)	Bonus($)
Dwight S. Pedersen President and Chief Executive Officer	2003 2002 2001	372,824 323,483 —	— — —		— 550,000 3,000	2,714 956 —
Dirk A. Sodestrom Senior Vice President and Chief Financial Officer	2003 2002 2001	229,603 245,184 225,096	— — —		— 50,000 —	587 783 1,424
David P. Wilson Vice President, Information Services	2003 2002 2001	147,336 152,618 147,206	— — 12,502	(2)	— 12,000 10,000	245 282 299
Christa C. Leonard Vice President and Treasurer	2003 2002 2001	140,095 141,889 125,067	1,000 — —	(3)	— 15,000 10,000	235 266 231
Joseph R. Coute Vice President, Human Resources	2003 2002 2001	125,890 130,383 124,176	— — —		— 12,000 —	210 513 2,076
John P. Sanders(4) Vice President, Internal Audit	2003 2002 2001	125,706 142,600 97,505	1,000 — —	(5)	— 15,000 10,000	210 268 178

(1)
Long-term compensation has not been included in the table because such information is not applicable.

(2)
Mr. Wilson's bonus paid in fiscal 2001 was an incentive payment for services rendered the previous fiscal year under corporate staff incentive programs.

(3)
Ms. Leonard received a one time bonus in January 2003 for a special project.

(4)
Mr. Sanders resigned as Vice President and Controller on March 30, 2003. Effective March 31, 2003, he was appointed as Vice President, Internal Audit.

(5)
Mr. Sanders received a one time bonus in January 2003 for a special project.

(6)
All other compensation for fiscal 2001 includes employer matching contributions under the Westaff Deferred Savings Plan for fiscal 2001, the fourth year in which contributions were made. The matching contributions for fiscal 2001 were 25% of the first 10% of the participant's contribution to the plan, and were equal to zero for Ms. Leonard, Messrs. Wilson and Sanders, $1,118 for Mr. Sodestrom and $1,823 for Mr. Coute. Also includes employer's portion of basic life insurance premium (per month) in the amount of $26 for Mr. Sodestrom, $21 for Messrs. Coute and Wilson, $20

  for Mr. Sanders and $19 for Ms. Leonard. Employer's portion was 17 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000.

(7)
All other compensation for fiscal 2002 includes employer matching contributions under the Westaff Deferred Savings Plan ("Deferred Plan") for fiscal 2002, the fifth year in which contributions were made. The matching contributions for fiscal 2002 were 10% of the first 10% of the participant's contribution to the Deferred Plan, and were equal to zero for Messrs. Wilson and Sanders and Ms. Leonard, $490 for Mr. Sodestrom and $270 for Mr. Coute. Also includes employer matching contributions under the Westaff Savings Plan ("Savings Plan") for fiscal 2002 which were 10% of the first 10% of the participant's contribution to the Savings Plan, and were equal to $769 for Mr. Pedersen. Also includes employer's portion of basic life insurance premium (per month) in the amount of $24 for Messrs. Sodestrom and Wilson, $22 for Ms. Leonard and Mr. Sanders and $20 for Messrs. Pedersen and Coute. Employer's portion was 17 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000. Effective as of May 19, 2002, the employer's portion was 14 cents per $1,000 of coverage.

(8)
All other compensation for fiscal 2003 includes employer's matching contributions under the Westaff Deferred Savings Plan ("Deferred Plan") for fiscal 2003, the sixth year in which contributions were made. The matching contributions for fiscal 2003 were 10% of the first 10% of the participant's contribution to the Deferred Plan, and were equal to zero for Messrs. Wilson, Coute, and Sanders and Ms. Leonard, $2,461 for Mr. Pedersen and $355 for Mr. Sodestrom. Also includes employer's portion of basic life insurance premium (per month) in the amount of $21 for Messrs. Pedersen and Sodestrom, $20 for Mr. Wilson and Ms. Leonard and $18 for Messrs. Coute and Sanders. Employer's portion was 14 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000.

Option Grants in Last Fiscal Year

        There were no stock option grants made during fiscal 2003 under the Company's 1996 Stock Option/Stock Issuance Plan to the Named Officers. No stock appreciation rights were granted to the Named Officers during such fiscal year.

Aggregated Option Exercises and Fiscal Year End Values

        None of the Named Officers exercised an option during fiscal 2003. The table below sets forth information with respect to the unexercised options held by the Named Officers as of the end of fiscal 2003. No stock appreciation rights were exercised during fiscal 2003, and no stock appreciation rights were outstanding at the end of fiscal 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)
					Value of Unexercised In-the-Money Options At Fiscal Year End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dwight S. Pedersen	—	—	253,000	300,000	780	—
Dirk A. Sodestrom	—	—	57,208	38,542	—	—
David P. Wilson	—	—	10,166	11,834	—	—
Christa C. Leonard	—	—	11,458	13,542	4,816	1,984
Joseph R. Coute	—	—	11,000	8,500	—	—
John P. Sanders	—	—	11,041	13,959	—	—

(1)
Calculated by determining the difference between the fair market value of the securities underlying the in-the-money options at November 1, 2003 (based on the closing price of $2.31 for the Company's Common Stock on NASDAQ for October 31, 2003 the last trading day immediately preceding the end of fiscal 2003) and the exercise price of the options.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

        The Company entered into an employment agreement with W. Robert Stover effective January 1, 1999, after he voluntarily relinquished the Chief Executive Officer title as of December 31, 1998. The agreement contains a renegotiated compensation package for Mr. Stover in his continuing role as Chairman of the Board of Directors, including a lesser salary of $75,000. His compensation package included payment of office relocation expenses for offsite leased premises under a two-year lease and payment of his executive assistant's annual salary, continued participation by Mr. Stover and his executive assistant in present and future employee benefit plans including group health, life, supplemental life, long-term disability, accidental death and dismemberment insurance, a 401(k) savings plan and a deferred savings plan, and reimbursement for reasonable travel and other business expenses. After the expiration of the lease for Mr. Stover's off-site office quarters, on or about December 13, 2000, he and his assistant have been utilizing offices at the Company's corporate headquarters at no cost to him. Mr. Stover is not eligible for a bonus or other incentive compensation under the agreement or otherwise and he is not entitled to vacation pay. Except with respect to Mr. Stover's salary, the agreement is of indefinite duration and will continue until he chooses to retire or until his death; however, the contractual obligations relating to compensation of his executive assistant will terminate upon reassignment of the current assistant to other duties or upon termination of Mr. Stover's employment, subject to negotiation of a different arrangement at the discretion of the Compensation Committee of the Board of Directors.

        The Company has an employment agreement with Dwight S. Pedersen for his service as President and Chief Executive Officer effective January 14, 2002. On the recommendation of Mr. Pedersen, his employment agreement was amended effective June 30, 2003, to reduce his base annual salary from $400,000 to $320,000. Pursuant to the amendment, his employment may be terminated for any reason, without cause, by providing him termination pay equivalent to six (6) months of his then current base salary payable in the form of a single lump sum payment. If his employment is terminated without cause, he will also be paid his earned but unpaid base salary, accrued vacation pay through the date of termination, and his earned but unpaid annual incentive, if any. Should his employment be terminated due to or in anticipation of a change in control and he has not been offered a position similar in responsibility, skill requirements and work schedule as his current position, and a position for which the salary offered would require no more than a 10% reduction in his then current pay, but not less than $320,000, and a position that does not require him to travel more than 30 miles from his current primary place of work, he is eligible to receive transition compensation for up to one-year following a change in control. The termination compensation would be in the form of a single lump sum cash payment equivalent to twelve (12) months of his then current base salary, plus his earned but unpaid base salary, accrued vacation pay through the date of termination, and his earned but unpaid annual incentive pay, less appropriate withholdings. He would be eligible to receive transition compensation provided that he is an active regular employee or on an approved leave of absence of no more than six (6) months in the twelve (12) month-period prior to the time of position elimination or restructuring, he has not voluntarily terminated employment prior to the elimination of his position, and he has not been dismissed for cause or performance-related issues. Mr. Pedersen would not be entitled to receive the six (6) months termination pay referred to above or any other severance pay or pay in lieu of notice in addition to the transition compensation. All of the foregoing payments would be less withholdings required by law and agreed upon deductions, if any.

        Mr. Pedersen's compensation package also includes a grant of 550,000 option shares with an exercise price at $2.35 per share, of which 250,000 option shares were immediately vested as of that date (the "Vesting Commencement Date") and the remaining 300,000 option shares will vest according to the following schedule: 100,000 option shares were to vest on November 1, 2002, provided that the closing price of the Company's Common Stock equaled at least $4.00 or more on the last trading day of fiscal 2002 (since it did not, they remain unvested); 100,000 option shares were to vest on October 31, 2003, provided that the closing price of the Company's Common Stock equaled at least $5.00 or more on the last trading day of fiscal 2003 (since it did not, they remain unvested); and 100,000 option shares, on October 29, 2004, provided that the closing price of the Company's Common Stock equals at least $6.00 or more on the last trading day of fiscal 2004. On January 13, 2007, at the latest, any unvested shares will vest provided he remains an employee of the Company.

        The Company entered into an employment agreement with Dirk A. Sodestrom as Chief Financial Officer effective January 1, 2001, with an annual salary of $235,000 that contained a requirement for six-months' advance notice of termination. The agreement was amended effective June 30, 2003, to delete the requirement of six-months advance notice of termination and to reduce his annual salary to $200,000 per year. In exchange for his salary reduction, he will be eligible to receive transition compensation in the form of a single lump sum cash payment equivalent to sixty-five (65) weeks of his then current base salary less appropriate withholdings if his employment is terminated except for cause or performance-related issues, and he has not been offered a position similar in responsibility, skill requirements and work schedule as his current position, and a position for which the salary offered would require no more than a 10% reduction in his then current pay, and a position that does not require him to travel more than 30 miles from his current primary place of work. He is eligible to receive transition compensation provided that he is an active regular employee or on an approved leave of absence of no more than six (6) months in the twelve (12) month-period prior to the time of position elimination or restructuring, he has not voluntarily terminated his employment prior to the elimination of his position, and he has not been dismissed for cause or performance-related issues.

        Messrs. Pedersen and Sodestrom received no bonus or incentive pay under the discretionary executive bonus plan for fiscal 2003 because the Company did not meet its financial goals for that fiscal year.

        The Company entered into an employment agreement with Christa C. Leonard as Vice President and Treasurer on November 20, 2000, with an annual salary of $125,000 that contained a requirement of two weeks' advance notice of termination, or pay in lieu of notice. The agreement was amended on January 29, 2001 to replace the two weeks' advance notice of termination with three month's advance notice of termination. In exchange for a 10% salary reduction effective the pay period June 30, 2003, Ms. Leonard became eligible to receive transition compensation for up to one year following a change in control or in the event of her job elimination, and she has not been offered a comparable position which is a position similar in responsibility, skill requirements and work schedule as her current position, a position for which the salary offered would require no more than 10% reduction in the her then current pay and a position that would not require her to travel more than 30 miles from her current primary place of work. She is eligible to receive transition compensation in the form of a single lump sum cash payment equivalent to twenty-six (26) weeks of her then current pay less appropriate withholdings, provided that she is an active regular employee or on an approved leave of absence of no more than six (6) months in the twelve (12) month-period prior to the time of position elimination or restructuring, she has not been voluntarily terminated her employment prior to the elimination of her position, and she has not been dismissed for cause or performance-related issues. Ms. Leonard received no bonus or incentive pay under the discretionary executive bonus plan for fiscal 2003 because the Company did not meet its financial goals for that fiscal year. She received a one time bonus of $1,000 in fiscal 2003 for a special project.

        All of the Company's employment agreements permit termination at will, and the Company may terminate the employment of any of the Named Officers at any time at the discretion of the Board of Directors. The Plan Administrator of the 1996 Stock Option Plan/Stock Issuance has authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that Plan or any predecessor plan, in the event their employment were to be terminated within a designated period (whether involuntarily or through a forced resignation) following: (i) an acquisition of the Company by merger or asset sale, or (ii) a hostile takeover of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the members of the Board of Directors as a result of one or more contested elections for Board of Directors membership over a period of 36 consecutive months.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors established a Compensation Committee in March 1995. The Compensation Committee currently consists of Ms. Brady, and Messrs. Stevens and Stover. Except for Mr. Stover, no member of the Compensation Committee was at any time during fiscal 2003, or at any other time, an officer or employee of the Company. Mr. Stover did not participate in any committee decision making with respect to his salary in fiscal 2003.

        No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

        For a description of transactions between the Company and Mr. Stover, a member of the Compensation Committee, see Certain Relationships and Related Transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's wholly-owned subsidiary known as Westaff (USA), Inc., a California corporation, ("Westaff (USA)") executed an unsecured subordinated promissory note dated April 1, 2002, payable to W. Robert Stover, its principal stockholder and Chairman of the Board of Directors, in the amount of $2,000,000. The initial term of the note was one year, with an interest rate of 12% per annum, payable monthly on the last business day of each calendar month. On May 17, 2002, the note was amended and restated to extend the maturity date to August 18, 2007. Additionally, the interest rate and payment schedule were amended to a rate equal to the US Index Rate as calculated under the Company's Multicurrency Credit Agreement with General Electric Capital Corporation ("Credit Agreement"), plus seven percent, compounded monthly and payable 60 calendar days after the end of each of the Company's fiscal quarters. The interest rate in effect on November 1, 2003, was 11%. Payment of interest is contingent on the Company meeting minimum availability requirements under its credit facilities. Additionally, payments of principal or interest are prohibited in the event of any default under the credit facilities. The interest paid in fiscal 2003 was $229,665.88.

        On September 25, 2003, Westaff (USA) executed a subordinated draw down note with W. Robert Stover, its principal stockholder and Chairman of the Board of Directors. The note provides for Mr. Stover to make advances to the Company upon request, at his sole discretion and with no obligation to do so, in an aggregate principal amount not to exceed $1,000,000 outstanding at any one time. Principal and interest on advances are due and payable on the earlier of twenty-two business days from the date of the advance or the one (1) year anniversary of the note, subject to certain restrictions regarding borrowing capacity and compliance with certain covenants in the Credit Agreement. The interest rate on outstanding advances is equal to an indexed rate as calculated under the Company's credit facilities plus seven percent, compounded monthly. On December 23, 2003, Mr. Stover made a $1,000,000 advance to the Company under the terms of the note, and the interest rate in effect at that date was 11%.

        Westaff (USA) executed an unsecured subordinated promissory note on May 17, 2002, payable to Dwight S. Pedersen, its President and Chief Executive Officer, in the amount of $1,000,000 with a maturity date of August 18, 2007, and provisions for accelerated maturity under certain circumstances. The note bears interest at a rate equal to the US Index Rate plus the Applicable Term Loan Index Margin as calculated under the Credit Agreement, payable 45 calendar days after the end of each of the Company's fiscal periods. Pursuant to a provision of the promissory note, Mr. Pedersen was paid a note fee of $30,000. Payment of interest is contingent on the Company meeting minimum availability requirements under its credit facilities. Additionally, payments of principal or interest are prohibited in the event of any default under the credit facilities. The interest paid during fiscal 2003 was $19,534.25 at the interest rate of 10.75%. Payment of principal prior to maturity is required upon the sale of the Company's administrative offices, and on December 12, 2002, the Company completed a sale and leaseback of its administrative offices. Accordingly, the outstanding principal and interest balance on the note was paid in its entirety on December 13, 2002.

        Any future transactions between the Company and its officers, directors, and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the Company's Audit Committee.

COMPARISON OF STOCKHOLDER RETURN

        The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Standard and Poor's 500 Index and peer issuers in the temporary staffing industry (the "Peer Group Index"). The selected peer group is composed of companies which are common competitors of a similar or greater market capitalization. The graph covers the period from October 31, 1998, through the last trading day of fiscal 2003.

        The graph assumes that $100 was invested on October 31, 1998 in the Company's Common Stock and in each index and that all dividends were reinvested. A special cash dividend of $0.30 per share of Common Stock was paid on July 18, 2000 to stockholders of record as of July 5, 2000.

Comparison Of Cumulative Total Return Among
Westaff, S&P 500 Index And Peer Group Index

Cumulative Return

	10/31/1998	10/30/1999	10/28/2000	11/03/2001	11/02/2002	11/01/2003
S&P 500	100.00	124.05	125.57	98.96	82.00	95.64
Peer Group	100.00	114.43	89.00	83.23	96.96	123.55
Westaff	100.00	98.49	42.35	22.79	24.76	28.46

        The Company's Common Stock was first traded publicly on April 30, 1996. The graph depicts cumulative returns calculated on an annual basis on $100 invested in Westaff stock, the S&P 500 Index and the Peer Group Index comparing Kelly Services Inc., Spherion Corporation (formerly Interim Services, Inc.), Manpower Inc. and RemedyTemp, Inc.

        Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

WESTAFF, INC.
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        At the time of this report, the Audit Committee consisted of three Board of Directors members, namely, Jack D. Samuelson, Walter W. Macauley and Ronald D. Stevens. Mr. Stevens is the Chairman of the Audit Committee. Effective March 1, 2004, Janet M. Brady is appointed to fill the vacancy created by the resignation of Mr. Macauley. The members of the Audit Committee are "independent" as classified by the listing qualifications of the NASDAQ National Market.

        It is the duty of the Audit Committee to review internal financial information, review our internal controls, review our internal audit plans and programs, review with our independent accountants the results of all audits upon their completion, annually select and retain independent accountants, oversee the quarterly unaudited reporting process and take such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Audit Committee's membership criteria and the duties of the committee are described more fully in its written charter appended to this year's Proxy Statement as Appendix A.

        The Audit Committee hereby reports that it has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended November 1, 2003, and the committee has discussed with our independent public accountants, Deloitte & Touche LLP, the matters required to be discussed by SAS 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees and Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Deloitte & Touche LLP their independence and has considered whether the provision of the non-audit services during fiscal 2003 is compatible with maintaining Deloitte & Touche LLP's independence from the Company. Based on the review and discussions referred to herein, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2003 filed with the United States Securities and Exchange Commission (the "SEC") on February 13, 2004.

Fees Paid to Independent Public Accountants

Audit Fees

        Fees paid to the Company's principal accountants for the audit of the annual consolidated financial statements included in the Company's Annual Report on Form 10-K and for the reviews of the consolidated financial statements included in the Company's Forms 10-Q for the quarters included in the years ended November 1, 2003 and November 2, 2002, were $343,000 and $314,000, respectively.

Audit-related Fees

        Fees paid to the Company's principal accountants for audit related fees were $8,000 for both of the years ended November 1, 2003 and November 2, 2002.

Tax Fees

        Fees paid to the Company's principal accountants associated with tax compliance and tax consultation were $62,000 and $29,000, respectively, for the years ended November 1, 2003 and November 1, 2002.

All Other Fees

        All other fees paid to the Company's principal accountants were $0 and were $3,000 for the years ended November 1, 2003, November 2, 2002, respectively.

Audit Committee Pre-Approval Policies and Procedures

        In accordance with the Securities and Exchange Commission's rules requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company's independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company's independent auditor prior to the commencement of the specified services.

        The Audit Committee approved all services performed by Deloitte and Touche LLP in fiscal 2003 in accordance with the Company's formal policy on auditor independence.

AUDIT COMMITTEE
February 29, 2004	Ronald D. Stevens, Chairman of Audit Committee
Jack D. Samuelson, Member of Audit Committee
Walter W. Macauley, Member of Audit Committee through February 29, 2004

INDEPENDENT ACCOUNTANTS

        The Board of Directors decided effective April 4, 2002, to discontinue the engagement of Arthur Andersen LLP ("Andersen") as the Company's independent public accountants. Written notice to Andersen was given on April 5, 2002.

        Andersen's reports on the Company's consolidated financial statements for the 2000 and 2001 fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting, except that Andersen's report filed with the Securities and Exchange Commission on March 4, 2002 with the Company's Amendment No. 1 to the Annual Report on Form 10-K for fiscal 2001 contained an explanatory paragraph with respect to the Company's non-compliance, as of November 3, 2001, with the debt covenants contained in its senior secured credit facility and its notification by the issuer of the financial guarantee bond securing a portion of its workers' compensation obligations that the bond will not be renewed. Andersen's report observed that these matters raised substantial doubt about the Company's ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        The decision to discontinue the engagement with Andersen was based on the recommendation of the Audit Committee after a deliberation and evaluation process that included the committee's consideration of proposals from several other major auditing firms.

        During the Company's fiscal years ended November 3, 2001, and October 28, 2000, and the subsequent interim period through April 5, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

        During the Company's 2000 and 2001 fiscal years and the subsequent interim period through April 5, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Andersen with a copy of the disclosures it made in response to Item 304(a) of Regulation S-K. The Company requested that Andersen promptly furnish it with a letter addressed to the Securities and Exchange Commission stating whether Andersen agreed with the above statements made by the Company. A copy of Andersen's letter dated April 11, 2002 was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K dated April 4, 2002.

        The Board of Directors selected Deloitte & Touche LLP as its independent public auditors effective as of May 31, 2002. The Audit Committee of the Board of Directors has appointed Deloitte and Touche LLP as the Company's independent auditor to audit the consolidated financial statements of the Company for fiscal 2004. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions or to make other statements such representative deems appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

        Based solely on the Company's review of such forms and amendments thereto furnished to the Company and written representations from certain reporting persons, the Company believes that all executive officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2003 except as noted herein. One late Form 4 report was filed by Richard G. Gross, the Company's Senior Vice President of Strategic Business Solutions on December 24, 2002 to report an incentive stock option granted to him on December 18, 2002.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board of Directors of the Company believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board of Directors, or to a specific director, may do so by delivering a letter to the Secretary of the Company at 298 North Wiget Lane, Walnut Creek, California 94598. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "stockholder-board communication" or "stockholder-director communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board of Directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

        All directors are strongly encouraged to attend our annual meetings of stockholders. At our 2003 Annual Meeting of Stockholders, all directors were in attendance.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices not later than November 2, 2004, in order to be considered for inclusion in our proxy materials for that meeting.

        The Company's Bylaws provide that any stockholder wishing to present business or a nomination for the office of director at an annual meeting of stockholders must do so in writing delivered in the designated time periods to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting, subject to certain provisions in the Bylaws. Such written notice must also meet other requirements detailed in the Bylaws. For further details as to the timing and requirements of advanced written notice of stockholder nominees and stockholder business see Section 1.10 of the Company's Bylaws a copy of which may be obtained from the Secretary of the Company upon written request delivered to P.O. Box 9280, 298 North Wiget Lane, Walnut Creek, CA 94598.

FORM 10-K

        The Company filed an Annual Report on Form 10-K, with the SEC on February 13, 2004 (the "Form 10-K"). A copy of the Form 10-K will be mailed concurrently with this Proxy Statement to all stockholders entitled to notice of the Annual Meeting. Stockholders may obtain an additional copy of this report, without charge, by writing to Dirk A. Sodestrom, Senior Vice President and Chief Financial Officer, at the Company's executive offices at P. O. Box 9280, 298 North Wiget Lane, Walnut Creek, California 94598.

THE BOARD OF DIRECTORS OF WESTAFF, INC.

Dated: March 1, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

WESTAFF, INC.

As of February 17, 2004

AUTHORITY AND PURPOSE

        The Audit Committee of Westaff, Inc. (the "Company") is appointed by the Company's Board of Directors (the "Board") to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee (the "Committee") shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company's Bylaws and applicable law.

STATEMENT OF POLICY

        The Committee shall oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company. In addition, the Committee shall review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the "NASD") applicable to issuers listed on the Nasdaq stock market ("Nasdaq").

COMMITTEE STRUCTURE AND MEMBERSHIP

        The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board. The Board of Directors will determine that each member of the Committee will meet the independence and financial literacy requirements of Nasdaq, including without limitation the requirements of Rule 4350(d)(2) of the Nasdaq stock market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the "Act"), subject to the exceptions provided in Rule 10A-3(c) thereof. Such provisions provide, among other things, that an "independent director" shall be one: (1) who does not accept (directly or indirectly) consulting, advisory or other compensatory fees from the Company other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board, and is not otherwise an affiliated person of the Company; (2) who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director; (3) who meets the definition of "independent director" provided by Rule 4200(a)(15) of the Nasdaq stock market; and (4) who has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

        As further required by these rules; (1) at least one member of the Committee shall be an "audit committee financial expert," as defined by Regulation S-K, Item 401(h), under the Act; (2) each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, and (3) at least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual's possessing the requisite financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

POWERS

        The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Company will be empowered to engage, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other advisers as it determines necessary to carry out its duties and responsibilities as set forth herein. The Company will provide appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payment of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any advisers employed by the Committee pursuant to this Charter; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditor. Furthermore, except as may be specifically provided in this Charter, it is not the responsibility of the Committee to conduct investigations, to resolve disputes (if any) between management and the outside auditors, or to assure compliance with laws or the Company's various corporate compliance programs and related policies.

RESPONSIBILITIES

        The Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Company's stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In meeting its responsibilities, the Committee is expected to:

  1.
  Review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of this Charter annually.

  2.
  With respect to the Company's independent auditors:

  a.
  The Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention and oversight of any registered public accounting firm engaged (including those engaged for the purpose of resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services to the Company. Each such registered public accounting firm must report directly to the Committee. The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Company, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings.

    b.
    Review the independence of the independent auditors, including a review of management consulting services, and related fees, provided by the independent auditors. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Company consistent with the rules of the NASD applicable to Nasdaq listed issuers and consistent with Independence Standards Board Standard No. 1, and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

  3.
  Review and concur with management on the scope and responsibilities of an internal audit department, if any, and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director.

  4.
  Review and discuss with management, before release, the audited financial statements and the Management's Discussion and Analysis proposed to be included in the Company's Annual Report in Form 10-K as well as the draft quarterly earnings releases and accompanying financial information. Make a recommendation to the Board whether or not the audited financial statements should be included in the Company's Annual Report on Form 10-K. Furthermore, the interim financial statements and the Management's Discussion and Analysis will be reviewed by, at a minimum, the Chair of the Committee, prior to the release of the Company's Quarterly Reports on Form 10-Q.

  5.
  In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

  a.
  The Company's annual financial statements and related notes.

  b.
  The independent auditors' audit of the financial statements and their report thereon.

  c.
  The independent auditors' reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

  d.
  Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

  6.
  Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

  a.
  Any significant changes required in the independent auditors' audit plan.

  b.
  Any difficulties or disputes with management encountered during the course of the audit.

  c.
  The adequacy of the Company's system of internal financial controls.

  d.
  The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company's financial statements.

  e.
  Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

    f.
    Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

  7.
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

  8.
  Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

  9.
  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

  10.
  Prepare report in the Company's proxy statement in accordance with SEC requirements.

  11.
  Conduct an appropriate review of all transactions that will be required to be disclosed pursuant to Regulation S-K, Item 404 under the Act, in order to determine potential conflicts of interest, and all such ongoing transactions must be approved by the Committee.

  12.
  Perform other oversight functions as requested by the full Board.

WESTAFF, INC.

PROXY

        The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 1, 2004 in connection with the 2004 Annual Meeting of Stockholders to be held at 10:00 a.m. on May 19, 2004 at the Company's administrative offices, 220 N. Wiget Lane, Walnut Creek, California, and hereby appoints W. Robert Stover and Bonnie A. McDonald, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each to vote all shares of the Common Stock of WESTAFF, INC. registered in the name provided herein which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy Statement.

        THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF A DIRECTOR AND FOR ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

        SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, SIMPLY SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

☒
Please mark your
votes as in this example
using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

		FOR the nominee listed at right (except as indicated)	WITHHOLD AUTHORITY to vote for the nominee listed at right	Nominee
1.	ELECTION OF DIRECTOR:	☐	☐	Dwight S. Pedersen

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.)

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.

Signature	Signature	Date

        This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

QuickLinks

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on May 19, 2004
PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2004
MATTERS TO BE CONSIDERED AT THE 2004 ANNUAL MEETING PROPOSAL ONE—ELECTION OF CLASS II DIRECTOR
OTHER MATTERS TO COME BEFORE THE 2004 ANNUAL MEETING
BOARD MEETINGS AND COMMITTEES
OWNERSHIP OF SECURITIES
WESTAFF, INC. COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS EXECUTIVE COMPENSATION REPORT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF STOCKHOLDER RETURN
WESTAFF, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FORM 10-K
CHARTER OF THE AUDIT COMMITTEE WESTAFF, INC. As of February 17, 2004
WESTAFF, INC. PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.